SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant	[x]
Filed by a Party other than the Registrant    []

Check the appropriate box:
[]    Preliminary Proxy Statement
[]    Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[x]   Definitive Proxy Statement
[]    Definitive Additional Materials
[]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MASTEC, INC.
           (Name of Registrant as Specified in Its Charter)

                                N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (check the appropriate box):

[x]  No fee required
[]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     _____________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _____________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

     5)   Total fee paid:
     _____________________________________________________________________

[]   Fee paid previously with preliminary materials.
[]   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:



MASTEC


NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS


To our shareholders:

The 2002 Annual Meeting of Shareholders of MasTec, Inc. will be held on Thursday, May 23, 2002, at 9:30 a.m., local time, at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida. At the Annual Meeting, shareholders will be asked to vote on the following proposal:

- The election of Jorge Mas, Jose Mas and Julia L. Johnson as Class I directors to serve until the 2005 Annual Meeting of Shareholders; and

- Such other business as may properly be brought before the Annual Meeting, and at any adjournments of the Annual Meeting.

The proposal is discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Return of the proxy card will not prevent you from voting in person at the meeting should you decide to do so. As an alternative, all shareholders are encouraged to vote by telephone or online and enroll for electronic delivery of future proxy and other materials. Please go to www.mastec.com under Investor Relations or follow the instructions accompanying your proxy card for more information and enrollment.

Sincerely,



/s/ Jose Sariego
------------------------
Jose Sariego, Secretary
Miami, Florida
April 25, 2002

MASTEC

PROXY STATEMENT

2002 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2002

The Board of Directors of MasTec, Inc. ("MasTec") is furnishing this Proxy Statement to solicit proxies on its behalf for use at the 2002 Annual Meeting of Shareholders of MasTec to be held at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida 33122-1205, on Thursday, May 23, 2002, at 9:30 a.m. local time. At the Annual Meeting, our shareholders will be asked to vote on the following proposal, which is described in greater detail elsewhere in this Proxy Statement:

- The election of Jorge Mas, Jose Mas and Julia L. Johnson as Class I directors to serve until the 2005 Annual Meeting of Shareholders; and

- Such other business as may properly be brought before the Annual Meeting and at any adjournments of the Annual Meeting.

The Board of Directors recommends that you vote FOR each of the nominees for Class I director set forth in this Proxy Statement.

This Proxy Statement and accompanying proxy and other materials are first being mailed or transmitted electronically on or about April 29, 2002 to shareholders of record at the close of business on March 29, 2002.

VOTING

General

The securities that can be voted at the Annual Meeting consist of our common stock, with each share entitling its owner to one vote on all matters brought before the Annual Meeting. Only shareholders of record at the close of business on March 29, 2002 are entitled to vote at the Annual Meeting. On the record date, 47,914,099 shares of common stock were outstanding and eligible to be voted at the Annual Meeting and MasTec had 3,262 record shareholders.

Proxies

If you are not present in person at the Annual Meeting, your shares can be voted only if represented by proxy or if you vote telephonically or online. The shares represented by your proxy will be voted in accordance with your instructions only if you properly complete, sign and return the accompanying proxy card to our Secretary prior to the Annual Meeting or vote your ballot online.

Shareholders may be eligible to vote electronically through the Internet or by telephone. Please go to www.mastec.com under Investor Relations or follow the instructions accompanying your proxy card for more information on voting by telephone or online and registering to receive future proxy and other materials online.

Shareholders not wishing to vote telephonically or electronically through the Internet or whose proxy card does not reference telephone or online voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via telephone or online does not affect the right to vote in person at the Annual Meeting. If no choice is specified on the proxy card, the shares represented by the proxy will be voted for the election of all nominees for director and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting.

A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice delivered to our Secretary, by executing and delivering to our Secretary a proxy with a later date, by attending the Annual Meeting and voting in person or by submitting a telephonic or electronic vote with a later date. With respect to telephonic or electronic votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

Under the rules of the New York and American Stock Exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke a proxy and vote their shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchanges, as employed by the beneficial owner's brokerage firm.

In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by MasTec.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, directors will be elected by the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the Annual Meeting, which means that the three nominees receiving the highest number of votes will be elected to the Board of Directors.
In voting for the proposal to elect nominees to the Board of Directors, shareholders may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee. In accordance with Florida law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

Under the rules that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals that are considered "discretionary" proposals under the rules. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Although "broker non-votes" will be considered in determining whether a quorum exists at the Annual Meeting, "broker non-votes" will not be considered as votes cast in determining the outcome of any proposal. We believe that the proposal regarding the election of directors is discretionary.

As of March 29, 2002 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled 23,405,414 shares of our common stock (670,256 of which are shares beneficially owned through unvested options), constituting approximately 47.1% of the outstanding common stock. We believe that these holders will vote their shares of common stock in favor of the nominees for Class I directors and, therefore, that the presence of a quorum and the election of the nominees is reasonably assured.

Voting by Participants in the MasTec 401(k) Retirement Plan

Separate proxy cards are being transmitted to all persons who have shares of our common stock allocated to their accounts as participants or beneficiaries under the MasTec, Inc. 401(k) Retirement Plan (the "Plan"). These proxy cards appoint Wells Fargo Bank, who acts as Trustee for the Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the Plan in accordance with the instructions noted thereon. In the event no proxy card is received from a participant or beneficiary or a proxy card is received without instructions, or in the event shares are not yet allocated to any participant's account, the Trustee will vote the shares of stock of the participant and any unallocated shares "FOR" the nominees for director identified in this proxy statement. The Trustee does not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee as proxy will vote upon such matters according to its judgment.

Any Plan participant or beneficiary who executes and delivers a proxy card to the Trustee may revoke it at any time prior to its use by executing and delivering to the Trustee a duly executed proxy card bearing a later date or by giving written notice to the Trustee at the following address: Wells Fargo Bank West, National Association, Attention: Penny Conyers - C7301-027, 1740 Broadway, Denver, Colorado 80274. Under the terms of the Plan, only the Trustee of the Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

ELECTION OF DIRECTORS

The first matter that shareholders will vote upon at the Annual Meeting is the election of three directors, Jorge Mas, Jose Mas and Julia L. Johnson, as Class I directors for terms expiring at the annual meeting of shareholders in the year 2005. The Board of Directors currently is composed of eight directors elected in three classes, with three Class I, two Class II, and three Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class I directors expire at the Annual Meeting; if elected, the nominees for Class I directors will serve until the annual shareholders meeting in 2005. The terms of the Class II directors expire at the annual meeting of shareholders in 2003 and the terms of the Class III directors expire at the annual meeting of shareholders in 2004.

Additional background information regarding the nominees for election is provided below. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the election of each of the nominees for election as a Class I director named above.

Information as to Nominees and Other Directors

Nominees for Class I Directors

Jorge Mas, 39, has been our Chairman of the Board of Directors since January 1998 and a director since March 1994. From March 1994 to October 1999, Mr. Mas was our Chief Executive Officer. Mr. Mas has been
Chairman of the Board of the Cuban American National Foundation, Inc., a not-for-profit corporation, since July 1999. In addition, Mr. Mas is the Chairman of the Board of Directors of Neff Corp. and is a member of the Board of Directors of Nova Southeastern University. Mr. Mas is the brother of Jose Mas, another nominee for Class I director.

Jose Mas, 30, has been a member of the Board of Directors since August 2001. Mr. Mas has been our Executive Vice President - Business Development since August 2001. Mr. Mas has served in a number of capacities at the operating level with us since 1991, most recently as President of one of our service offerings from May 1999 to August 2001. He is also a member of the Board of Directors of Neff Corp. Mr. Mas is the brother of Jorge Mas, MasTec's Chairman of the Board and another nominee for Class I director.

Julia L. Johnson, 39, has been a member of the Board of Directors since February 2002. From January 2001 to the present, Ms. Johnson has been President of NetCommunications, L.L.C., a strategy consulting firm specializing in the communications, energy, and information technology public policy arenas. Prior to founding NetCommunications, Ms. Johnson was Vice President of Marketing for MILCOM Technologies, Inc., a military technology commercialization company, from March 2000 to August 2001.
From November 2001 to the present, Ms. Johnson has also served as founder and Chairman of the Emerging Issues Policy Forum, a public policy organization established to promote open public policy discussions on key market, industrial and regulatory issues. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999, serving as chairwoman from January 1997 to January 1999. Ms. Johnson also chaired Florida's Information Service Technology Development Task Force, which advised Florida Governor Jeb Bush on information technology policy and related legislative issues, from November 1999 to July 2001. In June 2001, Governor Bush appointed Ms. Johnson to the Florida Board of Education for a four-year term.

Class II Directors

Austin J. Shanfelter, 44, has been our Chief Executive Officer and President and a member of the Board of Directors since August 2001. From February 2000 until August 2001, Mr. Shanfelter was our Chief Operating Officer. Prior to being named Chief Operating Officer, he served as President of one of our service offerings from January 1997. Mr. Shanfelter has been in the telecommunications infrastructure industry since 1981. Mr. Shanfelter has been a member of the Board of Directors of the Power and Communications Contractors Association (PCCA), an industry trade group, since 1993. He is also the Chairman of the Cable Television Contractors Council of the PCCA. Mr. Shanfelter has also been a member of the Society of Cable Television Engineers since 1982 and the National Cable Television Association since 1991.

William N. Shiebler, 60, has been a member of the Board of Directors since June 1999. Since March 2002, Mr. Shiebler has been a Managing Director of Deutsche Bank and Chief Executive Officer of the Americas for Deutsche Asset Management. Mr. Shiebler was a Senior Managing Director of Putnam Investments, a Boston based investment management firm, and President of Putnam Mutual Funds from 1990 until 2000. Before joining Putnam, he was President and Chief Operating Officer of Dean Witter Reynolds Intercapital, the investment management division of Dean Witter Reynolds, Inc., and Executive Vice President and director of Dean Witter Reynolds, Inc. Mr. Shiebler is a member of the Board of Directors of Oxigene, Inc. Mr. Shiebler also is a director or trustee of a number of private companies and not-for-profit charitable institutions.

Class III Directors

Joseph P. Kennedy II, 49, has been a member of the Board of Directors since October 1999. Mr. Kennedy is Chairman and President of Citizens Energy Corporation, a not-for-profit energy provider that he founded in 1979, as well as Chairman and/or President of a number of related companies.
Mr. Kennedy served six terms as a U.S. Representative during which time he was a member of the House Banking and Financial Services Committee, a senior member of the House Veteran's Affairs Committee and the co-chair of the Older American Caucus. He also served as the ranking Democrat on the Housing and Community Opportunity Subcommittee.

Arthur B. Laffer, 61, has been a member of the Board of Directors since March 1994. Dr. Laffer has been Chairman of Laffer Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer, Laffer Advisors Inc., a broker-dealer, since 1981; and Chief Executive Officer, Laffer Investments, an investment management firm, since 1999. Dr. Laffer is a director of Nicholas Applegate Growth
Fund, Oxigene, Inc., Neff Corp., Pacificare Health Systems Inc. and Vivendi Environment.

Jose S. Sorzano, 61, has been a member of the Board of Directors since October 1994. Mr. Sorzano has been Chairman of The Austin Group, Inc., an international corporate consulting firm, since 1989. Mr. Sorzano was also Special Assistant to the President for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board and Committee Meetings

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board and its committees also act by written consent. During 2001, the Board of Directors met on five occasions. Each of the current directors attended 100% of the aggregate of Board meetings and the meetings of committees of which such director is a member held during the periods for which they served.

The Executive Committee is composed of Jorge Mas, who serves as Chairman, Austin J. Shanfelter, Arthur B. Laffer and William N. Shiebler. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 2001, the Executive Committee met on three occasions.

The Audit Committee is composed of Arthur B. Laffer, who serves as Chairman, William N. Shiebler and Jose S. Sorzano. The Audit Committee oversees MasTec's financial reporting and compliance program on behalf of the Board of Directors. During 2001, the Audit Committee met on five occasions.
Please refer to the section entitled "Audit Committee Information" below for further information.

The Compensation Committee is composed of Arthur B. Laffer, who serves as Chairman, William N. Shiebler and Jose S. Sorzano. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the other senior management of MasTec, establishing salaries, bonuses and other compensation for MasTec's other executive and operating officers, administering MasTec's stock option, stock purchase and incentive compensation plans and recommending to the Board of Directors changes to the plans. The Compensation Committee did not meet during 2001, but did take action through written consents.

The Nominating Committee is composed of Jorge Mas, who serves as Chairman, and Joseph P. Kennedy II. The Nominating Committee recommends to the Board of Directors candidates for election to the Board of Directors. The Committee considers candidates recommended by the shareholders pursuant to written applications submitted to our Secretary. Shareholder proposals for nominees should include biographical and other information regarding the proposed nominee sufficient to comply with applicable disclosure rules and a statement from the shareholder as to the qualifications and willingness of the candidate to serve on our Board of Directors. During 2001, the Nominating Committee met on one occasion.

Compensation of Directors

MasTec does not pay its directors an annual cash retainer or other fees for serving as a director or attending meetings. Directors are reimbursed for their reasonable expenses in attending Board and committee meetings. Under MasTec's Stock Option Plan for Non-Employee Directors, our non-employee directors are eligible to receive options to purchase shares of common stock. The Compensation Committee sets the amount, exercise price and term of the options granted under this plan. Options issued under the plan are in lieu of all other compensation to directors for their services as directors. The following directors received options to purchase common stock in the amounts indicated for their service as a director for the year ended December 31, 2001: Joseph P. Kennedy, II, 75,000; Arthur B. Laffer, 85,000; William N. Shiebler, 85,000; and Jose S. Sorzano, 50,000. All options expire ten years from the date of grant and none of the options are immediately exercisable. All options were granted at an exercise price equal to the fair market value of MasTec's common stock based on the mean between the high and low sale prices of our common stock on the New York Stock Exchange on the date of grant.

SECURITY OWNERSHIP

Directors and Executive Officers

The following table sets forth the beneficial ownership as of March 29, 2002 of common stock by (i) each director of MasTec and each Named Executive Officer (as defined under the caption Executive Compensation below), and (ii) all executive officers and directors of MasTec as a group. Unless otherwise indicated, each named shareholder has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

                                          Common Stock Beneficially Owned
                                          -------------------------------
                                                              Percent of
	                                    Number           Common Stock
         Name                             of Shares          Outstanding
-------------------------------------------------------------------------
Jorge Mas
    Chairman of the Board                21,210,038(1)           43.3%
Jose Mas
    Vice Chairman of the Board and
    Executive Vice President              1,207,388(2)            2.5%
Julia L. Johnson
    Director                                      0                --
Joseph P. Kennedy II
    Director                                 61,716(3)              *
Arthur B. Laffer
    Director                                319,069(3)              *
William N. Shiebler
    Director                                 86,974(3)              *
Jose S. Sorzano
    Director                                 96,169(3)              *
Austin J. Shanfelter
    Director, President and Chief
    Executive Officer                       281,500(3)              *
Donald P. Weinstein
    Executive Vice President and Chief
    Financial Officer                        10,000                 *
Jose Sariego
    Senior Vice President and General
    Counsel                                 113,940(3)              *
Arlene Vargas
    Vice President and Controller            18,707(3)              *
All executive officers and
directors as a group (11 persons)        23,405,414(3)           47.1%

Joel-Tomas Citron
    Former Director, President and
    Chief Executive Officer                 852,830(4)            1.8%
Carmen M. Sabater
    Former Executive Vice President
    and Chief Financial Officer             198,660(4)              *

--------------------
* Represents less than one percent of the outstanding shares of MasTec common stock.

(1) Includes 11,273,716 shares owned directly by the Jorge L. Mas Canosa Holdings I Limited Partnership, a Texas limited partnership (the
     "Family Partnership"), and indirectly by Jorge Mas, as the president and sole director of Jorge L. Mas Canosa Holdings Corporation, a Texas corporation, the sole general partner of the Family Partnership; and 8,380,966 shares owned of record by Jorge Mas Holdings I Limited Partnership, a Texas limited partnership ("Jorge Mas Holdings"). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Jorge Mas. Also includes 282,670 shares owned of record by the Mas Family Foundation, Inc., a Florida not-for-profit corporation (the "Family Foundation") of which Mr. Jorge Mas is the president; 1,054,291 shares covered by options exercisable within 60 days of March 29, 2002; and 218,395 shares owned of record individually. Mr. Jorge Mas disclaims beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation. The business mailing address for Mr. Jorge Mas is c/o MasTec, Inc., 3155 N.W. 77th Avenue, Miami, Florida 33122-1205.
(2) Includes 1,114,251 shares owned of record by Jose Ramon Mas Holdings I Limited Partnership, a Texas limited partnership ("Jose Mas Holdings"). The sole general partner of Jose Mas Holdings is Jose Ramon Mas
     Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Jose Mas. Also includes 81,287 shares covered by options exercisable within 60 days of March 29, 2002 and 11,850 shares owned of record individually.
(3) Includes shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of March 29, 2002 as follows: Joseph P. Kennedy II, 61,716 shares; Arthur B. Laffer, 146,816 shares; William N. Shiebler, 66,716 shares; Jose S. Sorzano, 93,916 shares; Austin J. Shanfelter, 189,686 shares; Jose Sariego, 94,781 shares; and Arlene Vargas 16,625 shares.
(4) Includes shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of March 29, 2002 as follows: Joel-Tomas Citron, 840,000 shares, and Carmen M. Sabater, 185,171 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require MasTec's directors, officers and persons who own more than 10% of MasTec's common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of MasTec's common stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission. Directors, officers and persons owning more than 10% of MasTec's common stock are required by Securities and Exchange Commission regulations to furnish MasTec with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it, MasTec believes that during the year ended December 31, 2001, its directors, officers and owners of more than 10% of its common stock complied with all applicable filing requirements.

Certain Principal Shareholders

As of December 31, 2001, MasTec was aware of the following shareholder that owned beneficially more than 5% of MasTec's common stock.

                                           Common Stock Beneficially Owned
                                           -------------------------------
                                                            Percent of
                                               Number      Common Stock
		Name                         of Shares      Outstanding
--------------------------------------------------------------------------
Mellon Financial Corporation (1)             5,285,937         11.0%

(1) Mellon Financial Corporation and certain of its direct and indirect subsidiaries ("Mellon") filed a Schedule 13G/A dated February 8, 2002 with the Securities and Exchange Commission reporting beneficial ownership of more than 5% of MasTec's common stock. As reported in the Schedule 13G/A, Mellon possesses sole voting power with respect to 4,511,837 shares and possesses shared voting power with respect to 567,200 shares. As reported in the Schedule 13G/A, Mellon possesses sole dispositive power with respect to 5,215,261 and shared dispositive power with respect to 2,276 shares. Mellon's address is One Mellon
     Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258-0001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies for MasTec's compensation programs and for approving the compensation levels of the executives of MasTec, including its Chief Executive Officer. The Committee also reviews with the Chief Executive Officer guidelines for salaries and bonus awards applicable to MasTec's employees other than its executives. The Committee is composed of Arthur B. Laffer, who serves as Chairman, William N. Shiebler and Jose S. Sorzano, all of whom are non-employee directors of MasTec.

Statement of Philosophy of Executive Compensation

The executive compensation program of MasTec is designed to (i) provide base compensation reasonably comparable to that offered by other leading companies to their executives so as to attract and retain talented personnel, (ii) motivate executives to achieve the strategic goals set by MasTec by linking an executive's incentive compensation to the performance of MasTec and applicable business units, as well as to individual performance, and (iii) align the interests of MasTec's executives with the long-term interests of its shareholders through the award of stock options and other stock-related programs. To implement this philosophy, MasTec offers its executives compensation packages that include a mix of salary, incentive bonus awards, and stock options.

In determining the level and form of executive compensation to be paid or awarded, the Committee relies primarily on MasTec's results of operations and, in the case of senior executives, an assessment of MasTec's overall performance in light of its strategic objectives. The primary factor the Committee considered in establishing 2001 compensation for senior executives was the net loss incurred by MasTec in 2001.

Salary

The base salary of executives is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of executives in comparable positions in other companies. Adjustments are determined by objective factors such as MasTec's performance and the individual's contribution to that performance and subjective considerations such as additional responsibilities taken on by the executive. The Committee only increased the base salaries in 2001 of executive officers, including certain of the Named Executive Officers identified under the caption "Executive Compensation," who increased their job responsibilities with MasTec.

Incentive Awards

In addition to paying a base salary, MasTec awards incentive bonuses as a component of overall compensation. MasTec has established formal incentive compensation plans for our executives at both the corporate and operational levels that award incentive bonuses based primarily on MasTec's or an individual unit's performance as measured by earnings before interest and taxes ("EBIT"). Since bonuses are based on performance during a year and it takes time to gather and evaluate the necessary financial data to gauge performance, bonuses for performance in a year are not paid until the beginning of the next year. Awards are based on a multiple of base salary or a percentage of EBIT. A portion of the bonus may be awarded in stock and stock options. MasTec or the individual unit must meet certain minimum thresholds before any bonus is earned. For performance in 2001, the Committee awarded cash bonuses to certain of MasTec's executives under
these plans.   None of the Named Executive Officers received an incentive bonus award for 2001 performance.

Chief Executive Officer Compensation

Austin J. Shanfelter became our President and Chief Executive Officer in August 2001. The general philosophy described above for compensation of executive officers also applies to compensation for our Chief Executive Officer. Upon his election, Mr. Shanfelter's salary was increased to $500,000 per annum. In addition, Mr. Shanfelter was granted options to purchase 300,000 shares of our common stock to reflect his assumption of the role of President and Chief Executive Officer. No bonus compensation was paid for the calendar year 2001 to Mr. Shanfelter, or any other executive officer, based upon performance criteria established by incentive compensation plans for the calendar year. The Compensation Committee considered Mr. Shanfelter's assumption of additional responsibilities in establishing his base salary and awarding him options to acquire MasTec's common stock.

Compensation Committee Interlocks and Insider Participation

Mr. Laffer, who is a MasTec director and serves on our Compensation Committee, is a member of the board of directors of Neff Corp. MasTec purchases, rents and leases equipment used in its business from a number of different vendors, on a nonexclusive basis, including Neff. Please see "Certain Relationships and Related Transactions" below for more information.

Compensation Committee

Arthur B. Laffer
William N. Shiebler
Jose S. Sorzano


EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to (a) MasTec's Chief Executive Officer and (b) the four other most highly compensated executive officers of MasTec whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to MasTec and its subsidiaries for the years ended December 31, 2001, 2000 and 1999.

                           Annual Compensation      Long Term Compensation
                        -------------------------  -------------------------
                                                   Securities
Name and                                           Underlying    All Other
Principal Position      Year Salary($)   Bonus($)  Options(4) Compensation($)
---------------------   ---- ---------  ---------  ---------- ---------------

Austin J. Shanfelter    2001  391,996      --      450,000(5)      --
President and Chief     2000  213,657   300,000(2) 150,000         --
Executive Officer(1)    1999     --        --         --           --

Jose Mas                2001  157,197      --      125,000(6)     1,627(7)
Executive Vice          2000     --        --         --           --
President(1)            1999     --        --         --           --

Jose Sariego            2001  239,770      --       13,940          993(7)
Senior Vice President   2000  224,038   200,000(2)  17,418          888(7)
and General Counsel     1999  175,150   175,000(3)  48,750          935(7)

Arlene Vargas           2001  161,553      --       12,000         --
Vice President/         2000  134,892    67,500(2)   9,375         --
Controller              1999  125,225    82,500(3)   7,500         --

Joel-Tomas Citron       2001  369,257      --         --      2,000,000(8)
Former President and    2000  496,154   931,000(2)    --           --
Chief Executive         1999  311,538 1,000,000(3) 450,000         --
Officer(1)

Carmen M. Sabater       2001  274,100      --       20,000          459(7)
Executive Vice          2000  224,194   337,500(2)  17,420          755(7)
President and Chief     1999  168,462   225,000(3)  97,500          540(7)
Financial Officer(1)

(1) Mr. Shanfelter became President and Chief Executive Officer in August 2001. Mr. Mas became Executive Vice President in August 2001.
     Mr. Citron resigned as President and Chief Executive Officer in August 2001. Ms. Sabater resigned as Executive Vice President and Chief Financial Officer in January 2002.
(2) The bonus amounts indicated for 2000 were awarded in the beginning of 2001 for performance during the year ending December 31, 2000. The following portion of the 2000 bonuses were awarded in stock valued at fair market value on the date of the grant as follows: Jose Sariego, $30,000; Arlene Vargas, $10,125; and Carmen M. Sabater, $50,625.
(3) The bonus amounts indicated for 1999 were awarded in the beginning of 2000 for performance during the year ending December 31, 1999. The following portion of the 1999 bonuses were awarded in stock valued at fair market value on the date of grant as follows: Jose Sariego, $26,250; Arlene Vargas, $9,375; Joel-Tomas Citron, $150,000; and Carmen M. Sabater, $26,250.
(4) The options were granted in the year indicated based on performance in the previous year unless otherwise noted. Option amounts granted prior to June 19, 2000 have been adjusted for a three-for-two stock split effective June 19, 2000.
(5) Represents options to acquire 300,000 shares of our common stock that were granted to Mr. Shanfelter for his increased responsibilities in connection with becoming President and Chief Executive Officer in August 2001 and options to acquire 150,000 shares of our common stock granted for performance during the year ending December 31, 2000 that were awarded in early 2001.
(6) Represents options to acquire 125,000 shares of our common stock that were granted to Mr. Mas for his increased responsibilities in connection with becoming Vice Chairman of the Board and Executive
     Vice President in August 2001.
(7) Represents premiums paid by MasTec for the term portion of life insurance on the lives of the individuals referenced.
(8) Represents the portion of severance paid to Mr. Citron in 2001. See "Employment and Other Agreements" below for more information.


Option Grants in Last Fiscal Year

The following table provides information with respect to options to purchase common stock granted to the Named Executive Officers for the year ended December 31, 2001:

                                 Individual Grants
                             -------------------------
                              Percent
                              of Total              Potential Realizable Value
                     Number   Options                 at Assumed Annual Rates
                       of    granted to                  of Stock Price
                     Shares  Employees                    Appreciation for
                   Underlying   for   Exercise            Option Term (3)
                     Options  Fiscal   Price  Expiration  ---------------
Name                 Granted  Year(1)($/sh)(2)   Date       5%       10%
----                 -------  ------  -------   ------    -----     -----
Austin J. Shanfelter 150,000  15.4%   $12.70  03/22/08  $  775,221  $1,806,595
                     300,000  30.9%   $10.56  08/22/08  $1,289,694  $3,005,536

Jose Mas             125,000  12.9%   $10.56  08/22/08  $  537,373  $1,252,307

Jose Sariego          13,940   1.4%   $12.70  03/22/08  $   72,044  $  167,893

Arlene Vargas         12,000   1.2%   $12.70  03/22/08  $   62,018  $  144,528

Joel-Tomas Citron       --      --      --       --          --          --

Carmen M. Sabater     20,000   2.1%   $12.70  03/22/08  $  103,363  $  240,879

(1) Based on options to purchase an aggregate of 971,794 shares of common stock granted to employees in 2001.
(2) All options were granted at an exercise price equal to fair market value based on the mean between the high and low sale prices of our common stock on the New York Stock Exchange on the date of grant.
(3) Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold. The closing price of our common stock on March 28, 2002, the last trading date prior to our record date, was $8.05 per share.

Aggregate Option Exercises and Year-End Option Values

The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2001 by the Named Executive Officers and the value at December 31, 2001 of unexercised stock options held by the Named Executive Officers.

                                      Number of Shares     Value of Unexercised
                                   Underlying Unexercised  in the Money Options
                      Shares         Options at December     at December 31,
                     Acquired              31, 2001              2001(1)
                        on      Value    Exercisable/         Exercisable/
                     Exercise  Realized  Unexercisable        Unexercisable
                       (#)       ($)         (#)                   ($)
                     --------  --------  -------------        -------------

Austin J. Shanfelter    0        0      85,786/570,143              0/0
Jose Mas                0        0      76,787/144,642              0/0
Jose Sariego            0        0      89,047/32,262               0/0
Arlene Vargas           0        0      12,625/23,750               0/0
Joel-Tomas Citron       0        0     840,000/0                    0/0
Carmen M. Sabater       0        0     143,808/41,363         $18,526/0

(1) Market value of shares underlying in-the-money options at December 31, 2001 based on the product of $6.625 per share, the fair market value of MasTec's common stock on the New York Stock Exchange on December 31, 2001, less the exercise price of each option, multiplied by the number of in-the-money options as of that date.

Employment and Other Agreements

Effective January 1, 2001, MasTec entered into employment agreements with Austin J. Shanfelter, Carmen M. Sabater and Jose Sariego relating to their employment as Chief Operating Officer, Chief Financial Officer and General Counsel, respectively. Each of the agreements is for a term of two years unless earlier terminated, and provides that Mr. Shanfelter, Ms. Sabater and Mr. Sariego will be paid an annual salary of not less than $325,000, $270,000 and $240,000, respectively. Each agreement also provides for a bonus to be paid pursuant to an incentive compensation plan to be agreed upon, which plan may not be less favorable than the plan in effect for 2000. Additionally, if there is a change of control of MasTec during the employment term, the executive will be entitled to all of the unpaid portion of his or her salary for the remaining term of the agreement, to an immediate bonus payment and to immediate vesting of any previously unvested options. The agreements also contain non-competition and non-solicitation provisions during the term of the agreements. In August 2001, Mr. Shanfelter was elected President and Chief Executive Officer and his annual salary was increased from $325,000 to $500,000. We are in the process of negotiating a new employment agreement with Mr. Shanfelter to reflect his increased responsibilities. Ms. Sabater resigned as Executive Vice President and Chief Financial Officer in January 2002.

In June 2001, MasTec agreed to pay up to $300,000 over a four year period of the premiums on policies of life insurance on Mr. Shanfelter and members of his family in exchange for a promissory note from Mr. Shanfelter in the full amount of the premiums to be paid plus interest together with an assignment of the policies as collateral for the promissory note. The full amount of the promissory note plus interest is payable solely from the cash surrender value or the proceeds of the policies, when paid, which are assigned to MasTec. The balance of the cash surrender value or proceeds from the policies, after repayment of the promissory note plus interest, will be remitted to the applicable insured's beneficiary.

Effective August 7, 2001, MasTec entered into a severance agreement with Joel-Tomas Citron relating to his separation from MasTec. Under the agreement, MasTec is obligated to pay Mr. Citron $10,000,000 in equal installments, without interest, on September 3, 2001, January 2, 2002, April 1, 2002, July 1, 2002 and October 1, 2002. The final installment will be reduced by $750,000 to offset the amount due to MasTec under a non-interest bearing demand promissory note between MasTec and Mr. Citron. The severance agreement specifies that Mr. Citron will provide certain consulting services to MasTec upon MasTec's request until August 7, 2003. All of Mr. Citron's stock options to acquire MasTec common stock became fully vested and immediately exercisable under the severance agreement. Under the agreement, Mr. Citron agreed to certain restrictions on his ability to provide services to persons or entities that compete with MasTec or any of its affiliates, to solicit customers and employees of MasTec and to disclose MasTec's confidential information. Mr. Citron also agreed to aid MasTec in any legal proceedings or investigations and agreed to release MasTec from any claims relating to his employment with MasTec.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2001, Carmen M. Sabater was indebted to MasTec for $125,000 under a non-interest bearing demand promissory note.
Ms. Sabater's obligation to repay her loan was forgiven by MasTec as part of her severance arrangement, which was effective January 1, 2002.

As of December 31, 2001, Jose Mas, Vice Chairman of the Board and Executive Vice President, and Juan Carlos Mas, the brother of Jorge and Jose Mas, were indebted to MasTec for an aggregate of $72,673 and $116,533, respectively, representing advances made to them to pay their tax obligations resulting from the termination of the subchapter S corporation election of MasTec's predecessor company at the time of the merger of the predecessor company with Burnup & Sims Inc. in 1994. Interest on the advances has accrued at an annual rate of prime plus two percent. Subsequent to December 31, 2001, Jose and Juan Carlos Mas have paid this indebtedness in full.

MasTec purchases, rents and leases equipment used in its business from a number of different vendors, on a non-exclusive basis, including Neff
Corp., in which Jorge Mas, Jose Mas and Arthur B. Laffer serve as directors. Additionally, Jorge Mas, Juan Carlos Mas and Jose Mas have a significant ownership interest in Neff. During the year ended December 31, 2001, MasTec paid Neff approximately $2.3 million for equipment purchases, rentals and leases, which constituted approximately 3.5% of MasTec's total expense for equipment purchases, rentals and leases during the year. MasTec believes the amount paid to Neff is equivalent to the payments that would have been made between unrelated parties for similar transactions acting at arm's length.

Julia L. Johnson, a nominee for director, entered into a one-year consulting agreement with MasTec through NetCommunications on June 1, 2000. The agreement specifies that Ms. Johnson will provide business development consulting to MasTec on a nonexclusive basis for a flat fee of $12,500 per month. Pursuant to the agreement, Ms. Johnson will identify new customers, identify additional business opportunities with existing customers, arrange meetings and presentations with new and existing customers, assist in the preparation of proposals, and provide guidance to develop additional business opportunities for MasTec. The agreement may be terminated by either party upon 90-days notice and contains customary non-compete, non-solicitation and confidential information provisions.
The agreement expired in May 2001 but was continued on a month-to-month basis until April 2002, at which time the parties mutually agreed to terminate the agreement.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on MasTec's common stock from December 31, 1996 through December 31, 2001 with the cumulative total return of the Standard & Poors 500 Stock Index and a company-constructed index of seven peer companies consisting of Arguss Holdings, Inc., Black Box Corp., Dycom Industries, Inc., International Fibercom, Inc., LCC International Inc., Quanta Services, Inc., and Wireless Facilities Inc. The graph assumes that the value of the investment in the common stock was $100 on December 31, 1996 and that all dividends were reinvested. This data is not necessarily indicative of future results.

                             [GRAPH]

      Comparison of 5-Year Cumulative Total Return among MasTec, Inc., the S&P 500 Index and a Peer Group.


                12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
                --------  --------  --------  --------  --------  --------
MasTec           $100.00   $ 64.74   $ 59.43   $125.94   $ 94.90   $ 29.50
S&P 500          $100.00   $133.36   $171.47   $207.56   $188.66   $166.24
Peer Group       $100.00   $103.02   $146.84   $198.67   $200.10   $ 96.91


AUDIT COMMITTEE AND AUDIT RELATED INFORMATION

Audit Committee Report

Our Audit Committee is composed entirely of independent, nonmanagement directors. The Audit Committee members meet the independence and experience requirements established by the New York Stock Exchange.

The Audit Committee adopted an Audit Committee Charter that was filed with the Proxy Statement for the 2000 Annual Meeting of Shareholders. In March 2002, the Board of Directors approved an amendment to the Audit Committee Charter that sets forth the current duties and obligations of the Audit Committee. A copy of the amended Audit Committee Charter is filed with this Proxy Statement.

During 2001, the Audit Committee met with senior members of our financial management team, those responsible for the internal audit, our counsel and representatives of our independent auditors. The Audit Committee engaged PricewaterhouseCoopers LLP to audit the financial statements of MasTec for 2001. The Audit Committee also reviewed and approved the scope of the proposed audit for 2001, the procedures and schedules to be followed in connection with the audit and the audit fee proposed by PricewaterhouseCoopers.

The Audit Committee also discussed with the independent auditors the matters required to be reviewed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and reviewed the written disclosures and related correspondence from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee reviewed and discussed with the independent auditors their independence from MasTec.
In connection with discussions regarding independence, the Audit Committee also considered with the independent auditors whether the provision of nonaudit services by independent auditors to MasTec is compatible with the auditors' independence.

Our management has reviewed the audited financial statements contained in the Annual Report on Form 10-K with the Audit Committee, including a discussion of the accounting principles, the reasonableness of judgments and estimates, the clarity of disclosure in the financial statements and the conformity of the consolidated financial statements of MasTec with generally accepted accounting principles.

In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for the financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in MasTec's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Arthur B. Laffer, Chairman
William N. Shiebler
Jose S. Sorzano

Audit Fees

PricewaterhouseCoopers' fees for audit services related to the audit of our 2001 consolidated financial statements were $427,616.

Financial Information Systems Design and Implementation Fees

During 2001, MasTec paid no fees to PricewaterhouseCoopers in connection with financial information systems design and implementation.

All Other Fees

During 2001, MasTec paid PricewaterhouseCoopers $262,262 for all other services, principally tax structuring advice.

Selection of Auditors

The Audit Committee appointed PricewaterhouseCoopers to audit MasTec's financial statements for 2001. Based on MasTec's policy to review periodically the selection of independent auditors, the Audit
Committee has selected Ernst & Young LLP as MasTec's independent auditors for 2002. MasTec expects that representatives of the independent auditors for 2001 and 2002 will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

MISCELLANEOUS

List of MasTec's Shareholders

A list of MasTec's shareholders as of March 29, 2002, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters located at 3155 N.W. 77th Avenue, Miami, Florida, during normal business hours during the 10-day period prior to the Annual Meeting.

Shareholders' Proposals for 2003 Annual Meeting

Under our bylaws, MasTec must receive any proposal of an eligible shareholder intended to be presented at the Annual Meeting of Shareholders of MasTec in 2003 on or before December 9, 2002, for the proposal to be eligible for inclusion in our Proxy Statement and Proxy related to that meeting. If a shareholder notifies MasTec after December 9, 2002, of an intent to present a proposal at MasTec's Annual Meeting of Shareholders in the year 2003 (and for any reason the proposal is voted upon at that Annual Meeting), MasTec's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials. Any notice regarding a shareholder proposal must include the information specified in Article I, Section 9 of our bylaws.
A copy of these bylaw requirements will be provided upon written request to: MasTec Legal Department, 3155 N.W. 77th Avenue, Miami, Florida 33122-1205.

Delivery of Proxy Materials - Householding

Only one Annual Report for the year ended December 31, 2001 and Proxy Statement for the 2002 Annual Meeting is being delivered to multiple shareholders of record who share the same address and last name unless MasTec received contrary instructions from an affected shareholder. This practice is known as "householding" and helps reduce our expenses. Certain brokers and banks that hold MasTec stock for their customers may also household. Each shareholder who resides at a householded address will be mailed a separate proxy card. MasTec will promptly deliver a separate paper copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of these documents was delivered upon receiving an oral or written request from the shareholder. Any such shareholder who wishes to receive a separate paper copy of our Annual Report and Proxy Statement for the 2002 Annual Meeting or future meetings should contact MasTec Investor Relations by telephone at 1-305-599-1800 or by mail to: MasTec Investor Relations, 3155 N.W. 77th Avenue, Miami, Florida 33122-1205.

Any shareholders of record sharing an address who now receive multiple copies of our Annual Report and Proxy Statement and who wish to receive only one copy of these materials per household in the future should also contact MasTec Investor Relations by telephone or mail as instructed above. Any shareholders sharing an address whose shares of our stock are held by a broker or bank, who now receive multiple copies of our Annual Report and Proxy Statement and who wish to receive only one copy of these materials per household, should contact the broker or bank to request that only one set of these materials be delivered in the future.

Other Matters that May Come Before the Annual Meeting

The Board of Directors does not intend to present and knows of no others who intend to present at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

MasTec's Annual Report on Form 10-K for the year ended December 31, 2001 is being mailed or transmitted with this Proxy Statement to shareholders of record as of March 29, 2002. The Form 10-K does not form any part of the material for the solicitation of proxies.

/s/ Jose Sariego
-------------------------
Jose Sariego, Secretary
Miami, Florida
April 25, 2002




EXHIBIT A

MASTEC

AUDIT COMMITTEE CHARTER

April 1, 2002

General

The Audit Committee will assist the Board of Directors in fulfilling its responsibility to the shareholders regarding the quality and integrity of the Company's financial statements, accounting and reporting practices, and internal controls. The Audit Committee will have general responsibility for the review of the financial, accounting, reporting and audit activities of the Company and its subsidiaries.

Auditor Selection and Independence

The Audit Committee recognizes that (a) the outside auditor for the Company is ultimately accountable to the Audit Committee and the Board of Directors; (b) the Audit Committee on behalf of the Board of Directors has the ultimate authority and responsibility to select and evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement); (c) the Audit Committee is responsible for ensuring that the outside auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company; and (d) the Audit Committee is responsible for actively engaging in discussions with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

Organization and Authority

The Audit Committee will be composed of three or more members of the Board of Directors who (1) are free of any relationship to the Company that, in the opinion of the Board of Directors, may interfere with their exercise of independent judgment in carrying out their responsibilities without influence from management and the Company, and (2) are financially literate, as determined by the Board of Directors in its business judgment. At least one member must have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment. In determining independence and financial literacy, the Board of Directors will apply the rules of the New York Stock Exchange and other applicable rules and regulations. The Board of Directors will designate one member as Chairman.

The Audit Committee will have the authority to retain legal, accounting or other advisors to the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of or consultants to the Committee. The Audit Committee will have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and will have the authority to retain outside advisors to assist it in connection with the conduct of any investigation.

Responsibilities

The Audit Committee is responsible for the following on behalf of the Board of Directors:

1. Reviewing and engaging the independent auditors to be selected to audit the financial statements for the Company, including confirming the competence and independence of the auditors as required by Independence Standards Board Standard No. 1, as may be modified or supplemented.
2. Reviewing and approving the scope of the proposed annual audit for the current year and the audit procedures to be applied, and approving the annual audit fee proposal from the independent auditors.
3. Discussing with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.
4. Reviewing the completed audit, including any comments or recommendations by the independent auditors, and monitoring the implementation of any recommendations adopted by the Committee.
5.  Reviewing the financial statements and audit results with management.
6. Reviewing the financial statements contained in the Company's filed reports to determine that the independent auditors are satisfied with the acceptability and the quality of the Company's accounting principles as applied in the financial statements and that the information contained in the reports are consistent with the financial statements.
7. Recommending to the Board of Directors whether to include the audited financial statements in the Company's Annual Report or Form 10-K.
8. Reviewing with management and the independent auditors the interim financial reports before they are filed with the SEC or other regulators.
9. Reviewing with financial management and the independent accountants the Company's quarterly earnings releases prior to release and the Company's Form 10-Q prior to its filing.
10. Reviewing the adequacy and effectiveness of the Company's accounting and financial controls, including computerized information systems controls and security. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.
11. Reviewing the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.
12. Providing sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, the adequacy of the Company's internal controls, any difficulties encountered in the course of the audit, and the cooperation that the independent auditors received during the course of the audit.
13. Adopting a Code of Conduct for the Company and periodically reviewing with appropriate Company personnel the actions taken to ensure compliance with the Code of Conduct and the results of violations of the Code.
14. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts.
15. Reviewing and discussing with management and the independent auditors: (a) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company; and (b) transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that likely would be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.
16. Reviewing and discussing with management and the independent auditors the accounting policies and practices that may be viewed as critical, and reviewing and discussing any significant changes in the accounting policies or practices of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial statements.
17. Reviewing material pending legal proceedings involving the Company and any other contingent liabilities or commitments.
18. Reviewing with the Company's counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.
19. Submitting the minutes of all meetings of the Audit Committee to, or discussing the matters discussed at each Committee meeting with, the Board of Directors.
20. Investigating any matter brought to its attention within the scope of its duties, including retaining independent counsel, accountants and others to assist it in its investigations.
21. Reviewing and updating the Committee's Charter on an annual basis.
22. Issuing such reports and certifications as may be required under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and any other similar requirements.
23. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audits of the Company, as the Audit Committee may, in its discretion, determine to be advisable.

The Audit Committee does not prepare financial statements or perform audits and its members are not auditors nor does it certify the Company's financial statements. Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not a duty or function of the Audit Committee to plan or conduct the audit, or to determine that the Company's financial statements are complete and accurate or that the financial statements are in accordance with generally accepted accounting principles. These are the duties and responsibilities of management and the independent auditor. Likewise, it is not the duty of the Audit Committee to initiate investigations, although it will have the authority to do so, to resolve disagreements between management and the independent auditor, or to ensure compliance with laws and regulations and the policies of the Company.



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          PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
       SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

The undersigned hereby constitutes and appoints Donald P. Weinstein and Jose Sariego (the "Proxies"), or any one of them, with full power of substitution, attorneys and proxies for the undersigned, to vote all shares of common stock of MasTec, Inc. ("MasTec") that the undersigned would be entitled to vote at the 2002 Annual Meeting of Shareholders to be held at MasTec's corporate offices, 3155 N.W. 77th Avenue, Miami, FL 33122, at 9:30 a.m. on Thursday, May 23, 2002, or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

If shares of MasTec common stock are issued to or held for the account of the undersigned under the MasTec 401(k) Retirement Plan (the "Plan"), then the undersigned hereby directs the trustee of the Plan to vote all vested shares of MasTec common stock in the undersigned's name and/or account under the Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

ANY PROPER PROXY RECEIVED BY MASTEC AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR ALL" THE NOMINEES SET FORTH ON THE REVERSE SIDE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH ON THE REVERSE SIDE.

             (Continued and to be signed on reverse)


MasTec [LOGO]
3155 NW 77th AVENUE
MIAMI, FL  33122

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MasTec, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK  KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------
                                          DETACH AND RETURN THIS PORTION ONLY

        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

MasTec, Inc.

(1) Election of three (3) Class I Directors     For   Withhold  For All
    as described in the Proxy Statement of      All      All    Except
    the Board of Directors.  The Board of
    Directors recommends a vote FOR ALL         [ ]      [ ]      [ ]
    nominees listed below.
                                                To withhold authority to vote,
    The nominees are:                           mark "For All Except" and write
    Jorge Mas, Jose Mas, Julia L. Johnson       the nominee's name on the line
                                                below:
(2) In the Proxies' discretion, upon any other
    business that may properly be presented     _______________________________
    at the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice and Proxy Statement for the 2002 Annual Meeting of Shareholders and MasTec's
Annual Report on Form 10-K for the year ended
December 31, 2001 is acknowledged.

(Please sign exactly as your name or names appear on this proxy. When signing as executor, guardian, trustee, joint owners, agent, authorized representative or a corporate owner, or other representative, please give your full title as such.)


----------------------------------- -----  ----------------------------- -----
Signature (PLEASE SIGN WITHIN BOX)   Date  Signature (Joint Owners)       Date